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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement Amendment No. 1 to Form S-3 of BreitBurn Energy Partners L.P. of our report dated May 31, 2007 relating to the financial statements of BreitBurn Energy Partners I, L.P., which appears in the Current Report on Form 8-K/A of BreitBurn Energy Partners L.P. dated August 10, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, CA
February 11, 2008

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  Exhibit 23.4